CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-42133 and Post-Effective Amendment No. 1 to Registration No. 333-42133)) of Ingersoll-Rand Company Limited of our report dated June 26, 2012, relating to the financial statements of Ingersoll-Rand Retirement Savings Plan for Participating Affiliates in Puerto Rico, which appears in this Form 11-K.

/s/ Cherry, Bekaert & Holland, L.L.P.
Charlotte, North Carolina
June 26, 2012